Exhibit 10.1

2005 Base Salaries for Named Executive Officers

Name and Title	Salary
Edward A. Keible, Jr.	$342,000
President and Chief Executive Officer
Julianne M. Biagini	$214,000
Chief Financial Officer and Senior Vice President, Finance and Administration
John J. Mikulsky	$242,000
Chief Marketing Officer and Senior Vice President, Market and Business Development